[WELLS FARGO ADVANTAGE FUNSD LOGO]

IMPORTANT NOTICE

Please vote utilizing one of convenient

Methods described below.

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WELLS FARGO ADVANTAGE CALIFORNIA TAX-FREE MONEY MARKET FUND

WELLS FARGO ADVANTAGE CALIFORNIA TAX-FREE MONEY MARKET TRUST

of

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, CA 94105

September 30, 2009

Dear Valued Shareholder:

Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders of the Wells Fargo Advantage Funds scheduled for November 9, 2009. In order to conduct the formal business of the Special Meeting we need sufficient proxy voting participation by shareholders as is required by law. So far, we have received voting instructions from many of our shareholders, but as of the date of this letter your vote has not been received. Due to the size of your investment, your vote is critical to the outcome of this meeting.

The Fund is asking shareholders to consider a change to a fundamental investment policy regarding the limits of investing in municipal obligations with income that is subject to the federal alternative minimum tax. The Board of Trustees has unanimously approved this proposal and recommends that you vote to approve the change to the fundamental investment policy.

More information regarding this Special Meeting and proposal can be found in the proxy statement. If you are interested in viewing the proxy material, you can log on to www.proxyonline.com. Please have your control number found on your enclosed proxy card available at the time you logon. If you would like another copy of the proxy statement, have any proxy-related questions, or to vote your proxy by phone, please call 1-866-828-6931 for assistance. Representatives are available between the hours of 9:00 am and 10:00 pm Eastern Time.

Whichever method you choose to vote, your vote matters and will help us to obtain the required number of votes to hold the Special Meeting and avoid additional costs of further solicitation. Please help us by taking a moment to cast your vote today. Thank you in advance for your participation.

Sincerely,

Wells Fargo Advantage Funds

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Please take a moment now to cast your vote using one of the options listed below:

[TELEPHONE GRAPHIC]

1.	Vote by Touch-tone Phone. Simply dial toll-free 1-(866)-828-6931. Please have your control number found on the enclosed proxy card available at the time of the call.

[COMPUTER GRAPHIC]

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and enter your control number found on the enclosed proxy card.

[MAIL GRAPHIC]

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.

Reg